Exhibit 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Snap Inc. 2017 Equity Incentive Plan of our reports dated February 6, 2024, with respect to the consolidated financial statements of Snap Inc. and the effectiveness of internal control over financial reporting of Snap Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California
April 26, 2024